Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 31, 2023 relating to our audit of the financial statements of TruGolf Holdings, Inc. as of December 31, 2022 and for the year then ended, which financial statements appear in the Company’s Registration Statement on Form S-1 (File No. 333-277068) filed with the Securities and Exchange Commission on September 23, 2024.

/s/ CohnReznick LLP

Boca Raton, Florida

October 23, 2024